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                       ITEL CORPORATION AND SUBSIDIARIES          Exhibit 21.1
                                 AS OF 12/31/93

ANIXTER, INC.
         Anixter Canada, Inc.
         Anixter de Mexico S.A. de C.V.
         Anixter Holdings, Inc.
         Anixter International, Inc.
                 Anixter Europe Holdings, B.V.
                          Anixter Netzwerke Gmbh
                          Anixter Belgium, N.V.
                          Anixter Deutschland GmbH
                          Anixter Espana S.A.
                          Anixter France, S.A.
                          Anixter Greece, L.L.C.
                          Anixter International N.V./S.A.
                          Anixter Italia S.r.l.
                          Anixter Int'l., Ltd. U.K.
                                  Anixter U.K. Ltd.
                          Anixter Nederland NV
                          Anixter Norge AS
                          Anixter Portugal Lda
                          Anixter Switzerland SA/AG
                          Anixter Sweden AB
                                  Conducter AB
                                           Conducter Component AB
                                                   Component Vast AB
                                                   Component SYD AB
                                           Conducter Communication AB
                                           Component & Cable Trading AB
                                                   Conductor Consult AB
                 Anixter Australia Pty. Ltd.
                 Anixter Singapore PTE
                 Anixter Hong Kong
         Anixter Puerto Rico, Inc.
         Wirexpress, Inc.
         Anixter Real Estate, Inc.
         Anixter - Cincinnati
         Anixter - Rotelcom
         Anixter - Lincoln

ONE NETWORK PLACE, INC.
B.E.L. CORPORATION
CODCO, INC.
FOREIGN INVESTMENTS, INC.
GL HOLDING OF DELAWARE, INC.
         Itel Containers International Corporation
                 Itel Container Corporation International

ITEL CONTAINER VENTURES INC.
         ICV GP Inc.
         ICV LP Inc.
                 Americontainer Limited Partnership
                          Container Concepts, Inc.

ITEL DISTRIBUTION SYSTEMS, INC.
         Itel Transportation Services Corp.


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ITEL RAIL HOLDINGS CORPORATION
       Itel HG, Inc.
            Signal Capital Holdings Corporation
                 ITL Funding, Inc.
                 Itel Quadrum, Inc.
                     Quadrum, S.A. de C.V.
                         Administradora Quadrum, S.A. de C.V.
                         Arrendadora Financiera Quadrum, S.A. de C.V.
                         Administracion Quadrum, S.A. de C.V.
                         Carros de Ferrocarril de Durango
                         Endasa S.A. de C.V.
                         Factor Quadrum, S.A. de C.V.
                         Factor Quadrum de Mexico, S.A. de C.V.
                         General de Telecommunicaciones, S.A. de C.V.
                         Quadrum Telecommunications, Inc.
                         Quadrum Telecom, S.A. de C.V.
                         Maquinas y Servicios Especializados Q.M., S.A. de C.V. Servicios Electronicos Quadrum, S.A. de C.V.
                         Servicios Profesionales Quadrum, S.A. de C.V.
                         Unidades de Mantenimiento Ferroviario
                 Itel Rail Corporation
                         Southern Railway of British Columbia, Ltd.
                         Fox River Valley Railroad Corporation
                         Green Bay and Western Railroad Company
                                   Michigan & Western Railroad Company
                         Hartford and Slocomb Railroad Company
                         McCloud River Railroad Company
                         Rex Leasing, Inc.
                         Rex Railways, Inc.
                         Railcar Trust No. 1992-1
                                   Railcar Associates, L.P.
                 Signal Capital Corporation
                         LMS Acquisition Corp.
                         SC Arizona, Inc.
                         SC Florida, Inc.
                         SC Connecticut, Inc.
                                   Richdale, Ltd.
                         Signal Capital Projects, Inc.
                                   Signal Capital Norwalk, Inc.
                         Pacific Precision Metal, Inc.
                                   Tubing Seal Cap International
                         Sirena, Inc.

PLAINSBORO HOLDING CORPORATION

ANTEC CORPORATION
         Itel Holdings, Inc.
                 Optical Networks, Inc.
                 Regal Technologies, Ltd.
                 Electronic Connector Corporation of Illinois
         Anixter CATV Industries, Inc.
                 M.S.O. Supply Co.
                 Home Satellite Systems





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